EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common shares of beneficial interest, par value $1.00 per share, of Winthrop Realty Trust, an unincorporated association in the form of a business trust organized in Ohio, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date:  May 23, 2006

VORNADO REALTY TRUST

By:	/s/ Joseph Macnow
Name: Joseph Macnow
Title: Executive Vice President -
Finance and Administration, Chief Financial Officer

VORNADO REALTY L.P.

BY:	VORNADO REALTY TRUST

By:	/s/ Joseph Macnow
Name: Joseph Macnow
Title: Executive Vice President -
Finance and Administration, Chief Financial Officer

VORNADO INVESTMENTS L.L.C.

By:	Vornado Realty L.P., its sole member

BY:	VORNADO REALTY TRUST

By:	/s/ Joseph Macnow
Name: Joseph Macnow
Title: Executive Vice President -
Finance and Administration, Chief Financial Officer